                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Corporation on Form S-8 of our report dated June 14, 2002 appearing in the Annual Report on Form 11-K of the CheckFree Corporation 401(k) Plan for the year ended June 30, 2001.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
December 16, 2002